SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 9, 2003

WASHINGTON MUTUAL, INC.

(Exact name of registrant as specified in its charter)

Washington	1-14667	91-1653725

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1201 Third Avenue
Seattle, Washington 98101

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (206) 461-2000

Item 9. Regulation FD Disclosure.

Item 9. Regulation FD Disclosure.

On September 9, 2003, Kerry K. Killinger, Chairman, President and Chief Executive Officer of Washington Mutual, Inc. will make the following presentation at the Lehman Brothers 2003 Financial Services Conference:

Washington Mutual Washington Mutual Lehman Brothers 2003 Financial Services Conference Kerry Killinger Chairman, President and CEO September 9, 2003

Today I’m going to focus on some of the high-growth areas of the company, particularly around the very exciting strategy we have to creating America’s leading retailer of consumer financial services.

As you will see in this presentation, our retail banking and mortgage operations together form a very powerful and unique national franchise. This combination works extremely well in large metropolitan markets and is the key to our organic growth strategy in the future.

I’ll also comment on the current environment and its impact on Washington Mutual.

Our forward looking statements are at end of this presentation for you to review at your convenience. With that said, let’s get started.

The nation's powerhouse retailer of consumer financial services

Make no mistake, what Washington Mutual is all about is being America’s No. 1 retailer of consumer financial services.

What we are is a retailer of consumer financial services, creating a whole new model that has never been seen in this industry. I think it is going to be comparable with what we saw when Wal-Mart redid the broad middle mass-market retailing and how they changed the whole world. I think it is going to mirror what Starbucks did in the coffee business, what Costco did in warehouse merchandising, and what you are seeing with Home Depot.

Five years from now, if we’ve done our job correctly, we will have established the leading national franchise focusing on the consumer. It is not a bank. It is not a thrift. It’s not a mortgage company. It’s an integrated financial services company going after the mass consumer market.

Today, we are serving over 12.3 million households throughout the country and are well on our way to truly establishing a national franchise.

The nation's 7th largest banking institution with $283 billion of assets and proven financial performance

Throughout the years I’ve had an opportunity to set financial targets for the company that are reflective of top-quartile performing companies and our commitment to be a leader in the industry.

My first five-year target was set in 1990, and we accomplished every one of those objectives.

We subsequently revised all that in 1995 to some new targets, which we successfully met.

And a couple of years ago, we put out a new set of targets, which included a 20% return on equity, at least 13% earnings growth over the cycle, an efficiency ratio of 45%, and maintaining an equity ratio of at least 5%. With the exception of the efficiency ratio we are close to or have exceeded these targets.

We continue to show strong performance against our financial targets Targets 2000-2004 YTD 6/30/03 Return on average common equity >20.00% 19.36% EPS growth >13.00 8.50 Efficiency ratio <45.00 51.20 NPA/total assets < 1.00 0.82 Tangible common equity/total tangible assets > 5.00 5.28 Estimated total risk-based capital/risk weighted assets >11.00 11.72

We recently announced second quarter record earnings of $1 billion, and record earnings per share of $1.10

We produced a strong return on equity of 19.25%.

The net interest margin of 3.30% was above our long term range of 2.90% to 3.10%.

At 52.49%, our second quarter efficiency ratio was above our long-term target due in large part to additional temporary staffing required for the refinancing boom. In addition, significant efforts are underway to streamline costs through greater focus on efficiency and operational excellence.

At 82 bps, nonperforming assets to total assets were below our target of 1% and our loan loss reserve provides nearly four years of coverage.

Q2 2003 Earnings Highlights Record earnings of $1 billion • Record earnings per share of $1.10 • Strong ROE of 19.25% • Net interest margin of 3.30% - above long term average • Nonperforming assets to total assets of 0.82%

Our combination of retail banking and mortgage operations form a very powerful customer-centric business model.

This combination works extremely well in large metropolitan markets and is the key to our organic growth strategy in the future.

We continue to refine our credit risk management function. We are improving our metrics and monitoring, and have put into place additional talent and training.

We have proven our ability to create shareholder value, even in challenging economies.
Investment Highlights Powerhouse retailer of consumer financial services with a unique business model and growth strategy • Proven ability to expand the WaMu franchise nationally through our strong brand • Lower credit risk profile than large national banking competitors • High performing company that is driving superior shareholder returns

Our goal is to become the category killer in our area of expertise – serving the broad middle market.

So, you won’t find us looking like a bunch of stodgy bankers. We’re going to go out, have a retail setting, we’re going to have aggressive advertising, branding and positioning. Our employees are highly incented to get out and sell the greatest number of products appropriate to their customers, and you will see the productivity coming out of these stores to be some of the highest growth rates I think you’re going to find in any major financial institution in the country.

The franchise that we are now building is a very unique franchise that has huge barriers to entry and that would be very difficult for a newcomer to duplicate on a national basis.

And, as to the large commercial banks, at some point we may find history repeating itself, when once again the big banks abandon the consumer when the economy recovers and other areas of business look more promising.

We are a powerhouse retailer of consumer financial services with a unique business model and growth strategy

The basic model that we’ll use to take the franchise nationwide is to lead with our home-lending product. We will go into most of the major metropolitan markets of the country with lending.

We can get up to speed quickly. We get large customer flows. We get large market share. It’s profitable. As we do that, we get good name recognition, because we have terrific advertising and a national brand that really works.

And then we’re going to come back in, in one metropolitan market after another, and we’re going to overlay our retail banking platform.

We have successfully implemented this model in 28 of the nation’s top 50 metropolitan markets.

And, we have been able to capture in the range of 30-40+% of the households in many of these markets.

Our unique business model drives profitable growth 1. Trail blaze with mortgage presence 2. Overlay innovative retail banking platform 3. Acquire new customers through relationship-building products 4. Aggressively cross-sell targeted products and services

All across America there is a large market opportunity for us to grow customer relationships.

As are shown in this slide, there are 23 markets today in which we have only a mortgage presence.

We see these markets as potential opportunities to overlay our innovative retail banking platform – but we are going to be selective, opening 1-2 new markets per year.

The combination of the 28 markets where we currently have a full footprint, we call these our signature markets, and those new markets we are targeting possess 89% of all households in the top 50 MSAs.

We are expanding our retail banking presence into markets with the best growth potential Washington Mutual Signature Market MSAs Mortgage-only MSAs (no retail banking presence) 17 Tampa opening in 2004

This is a major organic growth story. Think about our basic strategy.

We are going to drive in about half of our households through home lending products. I’m not in the mortgage business to be a mortgage banker. We’re in that business, yes, to make money, but to also drive customers into our complex so that we can get checking accounts and home equity loans and insurance and all of our other products into their hands.

And we’re not in the banking business just to be in banking. We’re there because we want to drive in households that will also get mortgages, loans and other products from us.

And, while we have a model that’s geared towards organic growth, our New York retail bank market entry and expansion is a great example of how we used a strategic acquisition to accelerate our growth in that market.

Existing retail base with significant market share • Organic growth through expansion of new high performance retail financial store model • Opportunistic expansion through acquisitions Our innovative retail strategy is fueling profitable growth

Acquiring new customers is obviously critical to our growth strategy.

And our two flagship products – Free Checking and home loans – are key to not only acquiring new customers, but beginning a relationship that allows us to cross sell our full range of products targeting the mass market. That fact holds true for each of the two products.

Washington Mutual has built tremendous goodwill by becoming the undisputed Free Checking leader in our major Signature markets. Free Checking continues to be a tremendous source of account and household growth for this company.

Clearly, Free Checking proves that customers will vote with their feet if they are presented with an alternative to unreasonable “nickel and dime” fees. While there are fees that can be associated with the account, the control over whether or not those fees are incurred is completely up to the customer.

Many have questioned whether Free Checking attracts anything more than low balance customers. Our experience proves otherwise.

Over a five-year period, customers who chose Free Checking as their gateway relationship with Washington Mutual brought an average of more than $27,000 in additional loans and deposits.

SET NEW HERE CM 11

And, as seen on this slide, mortgage relationships at Washington Mutual, on average, have driven an additional $26,000 in other loan and account balances over a five-year period in our Signature markets.

What you are seeing here is the power of our brand as well as what can be accomplished in a Signature market where we have the combinations of home loans and consumer banking.

SET NEW HERE CM 12

Our cross-selling efforts are focused on deepening relationships with our customers which leads to increased retention.

To illustrate the power of cross selling: Customers with 5 or more products have a retention rate of 97.4% compared with single product households at a 75.5% retention level.

If we are able to replicate the kind of cross-sell ratio seen in our retail bank across the entire enterprise, the opportunities are significant.

Our cross-selling efforts increase retention and drive incremental costs down 82% of our new customers acquired through mortgage and checking products • Consumer banking household cross-sell ratio of 5.44 (for relationships of 2 years or more) • Cross-selling significantly increases retention: 75.5% retention with 1 product versus 97.4% with 5+ products

We’ve made excellent progress in building a powerful and increasingly national brand. This is a brand, rooted in years of research, that is a compilation of all the experiences and expectations that consumers have of a consumer-friendly financial retailer.

The philosophy is simple: create a consistently inviting experience whenever and wherever customers come in contact with Washington Mutual.

Proven ability to expand the WaMu franchise nationally through our powerful brand

In the major urban markets where we have a well established consumer bank presence we are the most recognizable name.

Our strategies are based on extensive ongoing market research and an unconventional approach to marketing.

Our advertising has been a highly effective tool in creating a desirable national brand.

We are a national brand leader #1 Banking and Financial Services Ad Awareness Seattle Los Angeles San Francisco Miami

One of the myths surrounding the mortgage industry is that there is no such thing as brand recognition. We can put that myth to rest right now. We have built significant brand awareness around “The Power of Yes.”

In fact, Washington Mutual is the #1 recognized mortgage lending brand nationwide. And our innovative and creative marketing and advertising reflect this positioning.

WaMu WFC BAC C JPM CFC 0.18 0.11 0.09 0.07 0.07 0.04 We are a national brand leader #1 recognized mortgage lending brand Mortgage Brand Awareness Rankings 31

So, why is a strong brand important to Washington Mutual?

Here are just a few reasons:

It builds awareness in new markets and with new distribution channels.

It successfully influences consumer preference.

It helps sustain our momentum during market swings

It motivates employees, channel partners, and consumers, and bottom line, it builds market share.

Builds recognition in new markets and new distribution channels • Builds customer loyalty and influences preferences • Transferable to other products and services • Differentiates us from our peer group • Helps sustain our momentum during market swings • Motivates employees, channel partners and consumers • Builds market share Our strong national brand provides us a competitive advantage Why is our strong brand important?

While advertising is but one way of demonstrating a company’s brand, it is often the most visible. So we utilize all advertising medium to reach consumer with our consumer-focused message that doesn’t take itself too seriously.

I’d now like to preview with you a few of our new ads debuting next week – some nationwide and some in select markets. As with past advertising these ads not only entertain, they arouse interest in the company with consumers.

So, let’s take a look. Start the tape please.

NEW ADS!!!

Through our national distribution outlets, our strategy of serving consumers is simple: provide people what they want, where they want it and when they want it.

We have thousands of individual distribution touch points, from our retail financial stores to our home loan stores to our multifamily centers and our consumer friendly ATMs, all ways in which we interact with consumers in our unique brand voice.

Our established WaMu brand is the solid foundation for growth of our national franchise ATMs 2,635 Financial center stores 1,602 Home loan stores 414 Multi-family real estate lending stores 30 Consumer finance lending stores 429 Business Banking Centers 65 Total Stores 2,540 Serving more than 12.3 million households • Both mortgage and retail banking operations in 28 of the top 50 MSAs • Already achieved 30%+ market share in 12 of the 50 top MSAs

Our philosophy is to create an inviting experience from the moment a customer – or prospective customer – enters the door.

We follow that through to every interaction between our staff members and our customers.

Innovative and award-winning retail financial store model • Leverages strong WaMu brand • High customer satisfaction: mystery shopper scores exceed 90% Our retail financial stores are a model for strong, organic growth

Our new retail banking stores are an excellent example of this philosophy in action. Although, I really shouldn’t say “new” anymore since this design is flowing through our entire financial store network.

Anyway, for those of you who have not been in one of our stores, they represent a dramatic shift in look, feel and service from traditional bank branches. The stores take a page from a retailer’s book, with casually dressed concierges greeting people and directing them to the appropriate area. A children’s play area keeps the kids busy while Mom or Dad conduct their banking business.

Our employees love working in this environment as well – and it shows in customer satisfaction scores that consistently exceed 90%.

Our retail financial stores are a model for strong, organic growth

For the first half of this year – on a same store basis – we grew checking accounts by 10%; consumer lending was up 78% and that in the face of an incredible refi market where our stores increased their mortgage lending by 130%. Fee income grew at a good pace. And all of this leveraged off a relatively flat FTE base on a per store basis.

Fee income grew at a good, although somewhat slower, pace. This was due in part to the sluggish recovery, which we believe is causing consumers to be cautious in their spending.

We have also taken steps to reduce deposit account losses, which were increasing at an unacceptable rate over the past year.

These steps included greater compliance with account opening restrictions to avoid bringing in new customers with a history of checking account abuse. We’ve enhanced the intelligence applied in placing automatic holds on customer deposits, thus reducing our exposure to losses but ultimately reducing gains in fee income from these customers.

2002 vs. YTD 6/30/03 vs. 2001(a) YTD 6/30/02(b) # of Checking Accts(c) 14% 10% Consumer Lending Volume 56 78 Mortgage Lending Volume 25 130 Fee Income 15 7 FTE(d) 2 (2) (a) Average of 1,012 retail stores open throughout 2001 and 2002 (b) Average of 1,379 retail stores open throughout YTD 6/30/02 and YTD 6/30/03 (c) As of the end of the period (d) Monthly average Our retail financial stores are a model for strong, organic growth Same-Store Sales

Retail store growth continues to be key to Washington Mutual’s strategy — which is centered around serving the largest MSAs in the nation. We’ve demonstrated our ability to enter the most competitive markets in the country — New York and California, build brand recognition in those markets, and succeed despite the intense competitive environment.

We faced similar challenges in deciding to enter Chicago — but we’re confident we can succeed in any new market we choose to enter because our products, focus on customer service, and one-of-a-kind retail experience offer a unique selling proposition.

We currently have more than 250,000 mortgage households in Chicago — and our home loans group is already #1 in brand awareness and #1 in market share for first mortgages at nearly 8.6% - so it was only natural for us to take a look at bringing our consumer bank there.

Therefore, on June 23, we opened our first wave of 28 retail stores in Chicago, followed by the next wave of 32 stores in August — and a third group will be up and running by the end of the 4th quarter for a total store count of at least 70 by year end.

We approach new market expansion with focus and discipline Market potential • Network synergy • Supply • Demand Environment • Marketing • Management • Profitability

As a way of announcing our presence to the Chicago market, we have launched a major advertising campaign, including hundreds of television spots, thousands of radio ads, hundreds of print placements and more than a thousand out of home units. The campaign will reach all areas of Chicago via mass market, local and ethnic media. The campaign promotes Washington Mutual’s Free Checking and surcharge-free ATMs. Representative of our humor and our very un-banklike approach to advertising, the campaign also features a fleet of London Cabs offering customers and non-customers “free rides to the home of Free Checking.”

In selecting Chicago, we followed the same process as for all our new Signature markets. It starts with research. Not only does research deepen our knowledge – but it drives about 90% of our actions, including product and market launches. In Chicago, our research indicated that 23% of consumers would be willing to switch banks and 49% sited “too many fees for small things” as a major problem.

Case in point: As we have done elsewhere, our ATMs in Chicago are surcharge free. Surcharges are fees that customers find particularly bothersome and they have spoken out loud and clear against them. But while our competitors chose to ignore the outcry, we listened and have systematically eliminated surcharges from California to New York.

Chicago fits our model for growth Opened 60 retail stores since June 2003 launch • Third largest MSA with over 3 million households • WaMu already has a relationship with 9% of households • Market growth potential is good - 3.3% annual HH growth • Research indicates high customer dissatisfaction with major banks Internal survey, October 2002

As I said earlier, we will enter 1 to 2 new markets each year. At our June Investor Day, we announced our newest market opening in 2004 – Tampa, Florida.

As those of you familiar with Tampa know, it’s the business hub of Florida’s Gulf Coast.

With over 3.8 million people in just over 1.6 million households and projected household growth at 9% for the next 5 years, there is great potential for Washington Mutual. In fact, Washington Mutual already has more than 100,000 existing customers in the Tampa area.

We have targeted a 40 to 60 retail store build out for this market.

We are excited about Tampa because it extends our Florida presence.

Our presence in Florida will expand in 2004 Tampa Western expansion of Florida presence • Capitalize on existing brand asset established by Home Loans and Insurance Services & WM Finance • Leverage existing retail group management and investment in marketing • To open 40 to 60 retail banking stores in the Tampa-St. Petersburg area starting in 2004

Our national franchise supported by our established brand drives strong growth.

As you can see, we have been very successful so far this year.

We added 820,000 net new checking accounts.

We had strong, double-digit growth in banking and insurance fees.

And, significant and accelerating production in the consumer lending area.

Our record-breaking mortgage lending volume enabled us to capture more than a 12% share in national mortgage originations

YTD 6/30/03 Results: Our national franchise supported by our established brand drives strong growth Added 820,000 net new retail checking accounts, a 12% increase over same period prior year • 14% increase in depositor and other retail banking fees, securities fees and commissions and insurance income over same period prior year • 53% increase in consumer and home equity lending volume over same period prior year • 88% increase in home loan volume over same period prior year • National mortgage servicing market share of 10.7%(a) at 6/30/03 • National mortgage origination market share of 12.1%(b) (a) Source: Inside Mortgage Finance (b) Source: Inside Mortgage Finance, excluding co-issues for WM

As you all know, the mortgage market has changed dramatically in the past month and a half and I’m sure you are all wondering what that means for us at Washington Mutual.

Many of you who I have met with over the past six months have asked me — “What is your biggest concern going forward” or as some of you like to phrase it, “What keeps you up at night, Kerry.” My response has consistently been – the impact of a sudden, sharp and rapid rise in interest rates. And what do you know.

From an industry standpoint, the Mortgage Bankers Association has already reported the sharpest three-month drop – some 80 percent – in mortgage refinance applications since the index was first compiled in 1990. We have also seen mortgage and treasury rates rise over 150 basis points in a six-week period. In addition, in response to falling application volume, pricing in the market has become much more competitive.

As for Washington Mutual, we have discussed before that there are a number of moving parts. First, we are continuing to experience a large volume of loan closings ($43 billion in August), as loan commitments issued before the increase in rates make their way through the pipeline and customers rush to close their loans at unprecedented levels. At the same time we are seeing a reduction in the number of new applications (down almost 40% from July) and an increase in the number of those applicants who are requesting adjustable rate loans (up to 44% in August from 27% in June).

Q3 Update Volatile market with rapid rate increase impacts mortgage industry Mortgage and Treasury rates have risen over 150 bps in a six-week period • The rapid rise in rates motivated customers to lock and close loans in process • Refinance application volume has fallen dramatically; 80% below May's high • In response to falling application volume, pricing has become more competitive

In the current interest rate environment, we expect that gain from mortgage loans will be significantly lower than in prior periods due to the decline in applications. Because we record our gain at the time of rate lock, the gain will trend down as applications fall even though loan fundings will remain high for several months.

This effect has been heightened in the current quarter by operational challenges in our mortgage banking business. Several process and systems issues contributed to imprecision in our tracking of loan commitments. This problem came to light as a result of the spike in rates in late July and August which lead to increased closing volumes. The result will be a loss in this quarter from sale of mortgage loans, partially offset by pipeline hedging activities. We took prompt and immediate steps to address these operational challenges. We have identified the weaknesses and put remedies in place.

As rates have risen rapidly, our balanced business model has performed as expected, with a large recovery in the value of our mortgage servicing rights asset, as well as a reduction in MSR amortization. While a substantial portion of the benefit will be offset by a downward revaluation of derivatives, we expect our recovery to outpace the loss on the derivatives.

In addition, we have already seen an increase in production of adjustable-rate loans which we will retain in our portfolio. To make room for these additional loans, you will see us sell certain MBS and agency bonds for gains. And lastly, as we discussed in the first and second quarters, we took proactive steps to reposition our balance sheet for a rising rate environment and we are now in a position to recognize gains in the third quarter.

As we look ahead, we have been preparing for this eventuality for quite some time. We are well positioned to reduce our temporary and contract employment base as loan volumes decline. And, as I said, our loan portfolio will grow as adjustable rate production increases. So, we believe that our balanced business model is behaving as anticipated.

Looking Ahead Volatile market with rapid rate increase Changing rate environment --- transitional period for our mortgage lending business • Pipeline overflow from Q2 will dissipate • Shift to purchase business • Focus on ARM products • Multiple initiatives underway to reduce cost structure, maximize efficiencies

As a financial services company we have a certain amount of credit risk. The key is how do we manage this risk.

Lower credit risk profile than large national banking competitors

We have a very disciplined approach to credit.

There is a deep credit culture here that permeates throughout the organization. We tend to focus on controlling event risk, which is simply limiting our concentration of large credits. In other words, we prefer lots of smaller loans, rather than putting all of our eggs in one or two large baskets.

Continuous improvement of our metrics and monitoring are absolutely essential to this disciplined approach to risk. Not to mention, talent and training. To this end, we have added a great number of experienced professionals throughout our businesses over the past couple of years.

We maintain our highly disciplined approach to managing credit quality • Despite slowing economy, credit quality remained within target We lead with strength and discipline

We have a lower risk profile than those of our commercial bank competitors.

We have the lowest charge off rate and the highest reserve coverage of any major financial institution.

The left hand side shows our charge off ratio versus those of other major financial institutions.

On the right side is a view of our reserve balance in relation to charge offs.

So, as you can see, we have nearly 4 years worth of coverage, the highest among the top banks.

These two charts give us comfort that we have come through this economic period in a very strong position.

WM STI WB WFC NCC BAC USB JPM ONE FBF C East 0.0031 0.0044 0.0046 0.0083 0.009 0.0097 0.0112 0.0125 0.0143 0.0181 0.0195 WM WB STI WFC ONE BAC JPM USB NCC FBF C East 0.039 0.037 0.029 0.023 0.023 0.021 0.02 0.018 0.017 0.014 0.014 We have a lower credit risk profile than top banking institutions Allowance for Loan and Lease Losses/ Annualized Net Charge Offs Data as of 6/30/03; Net charge off ratio is net charge offs as a percentage of average loans held in portfolio Source: SNL DataSource for Top Banking Institutions Annualized Net Charge Off Ratio 4x 3x 2x 1x 0 61

Bringing this all together:

We believe Washington Mutual is in well positioned to continue building on a very strong track record of financial performance and creation of shareholder value.

High performing company that is driving superior shareholder returns

Our EPS growth of 22% has exceeded that of all of the top banks over the last several years.

But, we realize that the bottom line for shareholders is total shareholder return.

WM NCC USB BAC WFC C STI JPM FBF WB ONE EPS Growth 0.22 0.21 0.15 0.14 0.13 0.08 0.04 0.02 -0.13 -0.57 -0.63 Our EPS growth exceeds our peer group of top banking institutions WaMu vs. Top Banking Institutions Growth in originally reported earnings per share of banks based on their asset size as of 6/30/03. Source: SNL DataSource 3 Year EPS Growth (CAGR) 65

At a 33% return over the past three years, Washington Mutual has delivered a superior return to shareholders – well in excess of our large competitors.

WaMu vs. Top Banking Institutions 67 WM NCC BAC WB ONE STI WFC USB C FBF JPM 0.33 0.29 0.27 0.21 0.14 0.12 0.12 0.09 0.02 0 -0.06 As of 6/30/03; Source: Bloomberg 3 Year Total Return (CAGR) Our shareholder return exceeds our peer group of top banking institutions

In addition, Washington Mutual common stock has significantly outperformed the S&P 500 Index on a one, three, five and ten-year basis. In fact, for many of those years, the S&P was showing losses.

Earlier this year, Business Week released its performance ratings for S&P 500 companies. They looked at one and three-year shareholders return, sales growth, profit growth, net margin, return on equity and other measures.

And, Washington Mutual rated number 13 on that list of all S&P 500 companies. And we were the highest rated bank in the nation, significantly ahead of our nearest industry competitor and the market overall.

These are outstanding results by any measure.

Our shareholder return exceeds S&P 500 and S&P Financial indices 1 Year 3 Year 5 Year 10 Year WaMu 0.15 0.33 0.1 0.18 S&P 500 0 -0.11 -0.02 0.1 S&P Financials 0 0.03 0.02 0.14 As of 6/30/03 Source: Standard & Poor's 1, 3, 5 and 10 Year Total Return (CAGR) 69 WaMu S&P 500 Index S&P Financial Index

And just to put things in perspective, a $10,000 investment in Washington Mutual in 1983 when the company first went public – with reinvestment of the dividends – would have grown to over $500,000 today versus returns of less than $100,000 for the S&P 500 and the S&P Financial indices.

This equates to a 22% average compounded annual return for shareholders over that period versus 12% for both the S&P 500 and S&P Financial indices.

We have delivered average annual shareholder returns of 22% - nearly double the S&P 500 & S&P Financial indices Assumes an initial investment of $10,000 at 3/31/83 and reinvestment of dividends since 3/31/83 when WaMu went public. CAGR and cumulative value calculated from 3/31/83 through 6/30/03. Source: Standard & Poors Cumulative Value of $10,000 Investment 71 3/31/1983 12/31/1983 12/31/1984 12/31/1985 12/31/1986 12/31/1987 12/31/1988 12/31/1989 12/31/1990 12/31/1991 12/31/1992 12/31/1993 12/31/1994 12/31/1995 12/31/1996 12/31/1997 12/31/1998 12/31/1999 12/31/2000 12/31/2001 12/31/2002 3/31/2003 6/30/2003 WaMu 10000 10600 9300 13700 28118 26397 26861 36541 24509 69887 106614 117231 84881 150507 231887 347786 319998 221392 471249 447344 486335 500939 541879 S&P 500 Index 10000 11135 11834 1587 18497 19467 22700 29892 28964 37789 40667 44767 45358 62402 76730 102330 131573 159259 144759 127554 99365 96235 97859 S&P Financial 10000 9918 10887 15552 16800 13968 16532 21929 17229 25971 32041 35597 34339 52882 71504 105932 118034 122896 154476 140651 120058 113922 98828 $98,828 $541,879 $97,859

The increase in cash dividends to 40 cents per share in July of this year marked the 32nd consecutive quarter in which we elected to raise the cash dividend.

These steady incremental increases are reflective of our consistently strong financial performance over the long term.

Our decision to substantially increase the cash dividend by 10 cents – or 33 percent – to 40 cents per share is a reflection of the overall strength of our business as well as the federal governments recent decision to reduce the tax on dividend income. This has allowed us to more efficiently return capital to our investors and further our track record of creating shareholder value.

We are comfortable with the higher cash dividend, which represents a 36% payout ratio based on our second quarter earnings. Likewise, we are confident that our capital generating capabilities will support this kind of level on a go-forward basis.

7/18/1995 10/17/1995 1/16/1996 4/16/1996 7/16/1996 10/15/1996 1/21/1997 4/15/1997 7/15/1997 10/21/1997 1/20/1998 4/21/1998 7/21/1998 10/20/1998 1/19/1999 4/20/1999 7/20/1999 10/19/1999 1/18/2000 4/18/2000 7/18/2000 10/17/2000 1/16/2001 4/17/2001 7/17/2001 10/16/2001 1/15/2002 4/16/2002 7/16/2002 10/15/2002 1/21/2003 4/15/2003 7/15/2003 Dividend 0.0844 0.0889 0.0933 0.0978 0.1022 0.1067 0.111 0.1156 0.12 0.1244 0.1289 0.1333 0.1378 0.1467 0.1533 0.16 0.1667 0.1733 0.18 0.1867 0.1933 0.2 0.2067 0.22 0.23 0.24 0.25 0.26 0.27 0.28 0.29 0.3 0.4 We have had 32 consecutive quarters of dividend increases 1995 1996 1997 1998 1999 2000 2001 2002 2003 21% CAGR 73

Washington Mutual continues to manage its capital position by repurchasing its common stock. During the second quarter, the company repurchased 15.3 million shares of its common stock at an average price of $40.52.

Share repurchase has been an attractive capital deployment option 75 100 Million shares are available to be repurchased under current board authorization Q3 '02 Q4 '02 Q1 '03 Q2 '03 Shares Repurchased in Millions 26.1 10.8 10.2 15.3 Average Repurchase Price 34.6 33.28 34.41 40.52

In summary, we are well on our way to building the nation’s leading retailer of consumer financial services.

Our plans call for profitable expansion of our national franchise, focused primarily on internal growth. This growth will come as a result of:

Overlaying our retail banking model in select markets where we have a strong, well-established presence in home lending,

Continuing to build brand awareness nationally,

Growing profitable customer relationships through accelerated cross-selling efforts,

And consistently delivering efficient, friendly service to the broad middle market consumer.

And these expansion efforts will be complemented by prudent expense management.

Powerhouse retailer of consumer financial services with a unique business model and growth strategy • Proven ability to expand the WaMu franchise nationally through our powerful brand • Lower credit risk profile than large national banking competitors • High performing company that is driving superior shareholder returns Investment Highlights

And as promised here is the forward-looking statement disclaimer. It is also in the handout material for you to read at your convenience.

Forward Looking Statements "This presentation contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. When used in this presentation, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading "Business-Factors That May Affect Future Results" in Washington Mutual's 2002 Annual Report on Form 10-K and under the heading, "Cautionary Statements," in Washington Mutual's Quarterly Report on Form 10-Q for the period ended June 30, 2003, which include: changes in general business and economic conditions may significantly affect our earnings; the risk that our inability to effectively manage the volatility of our mortgage banking business could adversely affect our earnings; a failure to effectively implement our business operations technology solutions could adversely affect our earnings and financial condition; competition from other financial services companies in our markets could adversely affect our ability to achieve our financial goals; changes in the regulation of financial services companies could adversely affect our business." Business Segment Financial Information Business segment financial information is prepared for management information purposes and uses methodologies which do not conform to generally accepted accounting principles. These methodologies include internal allocations of the cost of funds, gains or losses related to interest rate risk management instruments, loan loss provisions and certain overhead items.

With that, I think we have time for a few questions.

Washington Mutual Washington Mutual

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

WASHINGTON MUTUAL, INC.

By:	/s/ Fay L. Chapman

Fay L. Chapman Senior Executive Vice President

     Date:   September 9, 2003